EXHIBIT 99.1
NEWS RELEASE

Contact:	Deric Eubanks	Allison Beach	Joe Calabrese
	Chief Financial Officer	Media Contact	Financial Relations Board
	(972) 490-9600	(972) 490-9600	(212) 827-3772

ASHFORD HOSPITALITY TRUST ANNOUNCES TAX REPORTING INFORMATION FOR 2025 PREFERRED SHARE DISTRIBUTIONS

DALLAS, January 27, 2026 – Ashford Hospitality Trust, Inc. (NYSE: AHT) (“Ashford Trust” or the “Company”) today announced the tax reporting (Federal Form 1099-DIV) information for the 2025 distributions on its Series D, F, G, H, I, J, K, L and M preferred shares.
The amounts below represent the income tax treatment applicable to each distribution that is reportable in 2025. The preferred distributions that the Company paid on January 15, 2025 to stockholders of record as of December 31, 2024 are reportable in 2025. The preferred distributions declared to stockholders of record as of December 31, 2025 remain unpaid, will be paid as soon as practicable, and we expect that they will be reported in the year of payment.

Security Description	CUSIP	Ticker Symbol	Distributions Per Share *	Ordinary Taxable Dividend	Section 199A Dividend	Capital Gain Distribution	Return of Capital
Series D Cumulative Preferred Stock	44103406	AHTPrD	$2.1124000	$0.0000000	$0.0000000	$0.0000000	$2.1124000
Series F Cumulative Preferred Stock	44103604	AHTPrF	$1.8436000	$0.0000000	$0.0000000	$0.0000000	$1.8436000
Series G Cumulative Preferred Stock	44103703	AHTPrG	$1.8436000	$0.0000000	$0.0000000	$0.0000000	$1.8436000
Series H Cumulative Preferred Stock	44103802	AHTPrH	$1.8750000	$0.0000000	$0.0000000	$0.0000000	$1.8750000
Series I Cumulative Preferred Stock	44103885	AHTPrI	$1.8750000	$0.0000000	$0.0000000	$0.0000000	$1.8750000
Series J Preferred Stock	04410A863		$2.0000400	$0.0000000	$0.0000000	$0.0000000	$2.0000400
Series J Preferred Stock	04410A798		$2.0000400	$0.0000000	$0.0000000	$0.0000000	$2.0000400

Security Description	CUSIP	Ticker Symbol	Distributions Per Share *	Ordinary Taxable Dividend	Section 199A Dividend	Capital Gain Distribution	Return of Capital
Series J Preferred Stock	04410A723		$2.0000400	$0.0000000	$0.0000000	$0.0000000	$2.0000400
Series J Preferred Stock	04410A657		$2.0000400	$0.0000000	$0.0000000	$0.0000000	$2.0000400
Series J Preferred Stock	04410A574		$2.0000400	$0.0000000	$0.0000000	$0.0000000	$2.0000400
Series J Preferred Stock	04410A517		$2.0000400	$0.0000000	$0.0000000	$0.0000000	$2.0000400
Series J Preferred Stock	04410A434		$2.0000400	$0.0000000	$0.0000000	$0.0000000	$2.0000400
Series J Preferred Stock	04410A368		$2.0000400	$0.0000000	$0.0000000	$0.0000000	$2.0000400
Series J Preferred Stock	04410A285		$2.0000400	$0.0000000	$0.0000000	$0.0000000	$2.0000400
Series J Preferred Stock	04410A228		$1.8333700	$0.0000000	$0.0000000	$0.0000000	$1.8333700
Series K Preferred Stock	04410D867		$2.1041600	$0.0000000	$0.0000000	$0.0000000	$2.1041600
Series K Preferred Stock	04410D792		$2.0979200	$0.0000000	$0.0000000	$0.0000000	$2.0979200
Series K Preferred Stock	04410D727		$2.0916800	$0.0000000	$0.0000000	$0.0000000	$2.0916800
Series K Preferred Stock	04410D651		$2.0854400	$0.0000000	$0.0000000	$0.0000000	$2.0854400
Series K Preferred Stock	04410D578		$2.0792000	$0.0000000	$0.0000000	$0.0000000	$2.0792000
Series K Preferred Stock	04410D511		$2.0729500	$0.0000000	$0.0000000	$0.0000000	$2.0729500
Series K Preferred Stock	04410D438		$2.0666800	$0.0000000	$0.0000000	$0.0000000	$2.0666800
Series K Preferred Stock	04410D362		$2.0604100	$0.0000000	$0.0000000	$0.0000000	$2.0604100
Series K Preferred Stock	04410D289		$2.0541400	$0.0000000	$0.0000000	$0.0000000	$2.0541400
Series K Preferred Stock	04410D222		$1.8791300	$0.0000000	$0.0000000	$0.0000000	$1.8791300
Series L Preferred Stock	04410E204		$1.2500000	$0.0000000	$0.0000000	$0.0000000	$1.2500000
Series L Preferred Stock	04410E303		$0.7812500	$0.0000000	$0.0000000	$0.0000000	$0.7812500
Series L Preferred Stock	04410E402		$0.3125000	$0.0000000	$0.0000000	$0.0000000	$0.3125000
Series M Preferred Stock	04410E832		$1.2833600	$0.0000000	$0.0000000	$0.0000000	$1.2833600
Series M Preferred Stock	04410E824		$0.8021000	$0.0000000	$0.0000000	$0.0000000	$0.8021000
Series M Preferred Stock	04410E816		$0.3208400	$0.0000000	$0.0000000	$0.0000000	$0.3208400
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* Distributions Per Share reflects the annual rate per share for distributions reportable in 2025.
In accordance with IRS Code Section 6045B, the Company will post Form 8937, Report of Organizational Actions Affecting Basis of Securities, which may be found in the Corporate Actions section of the Company's website. This form provides detailed information on the return of capital amount of the preferred share distributions.
The Company encourages stockholders to consult with their own tax advisors with respect to the federal, state and local, and foreign income tax effects of these dividends.
* * * * *
Ashford Hospitality Trust is a real estate investment trust (REIT) focused on investing predominantly in upper upscale, full-service hotels.

Forward-Looking Statements
Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the federal securities regulations. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” or other similar words or expressions. Additionally, statements regarding the following subjects are forward-looking by their nature: our business and investment strategy; anticipated or expected purchases, sales or dispositions of assets; our projected operating results; completion of any pending transactions; our ability to restructure existing property-level indebtedness; our ability to secure additional financing to enable us to operate our business; our understanding of our competition; projected capital expenditures; and the impact of technology on our operations and business. Such forward-looking statements are based on our beliefs, assumptions, and expectations of our future performance taking into account all information currently known to us. These beliefs, assumptions, and expectations can change as a result of many potential events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, results of operations, plans, and other objectives may vary materially from those expressed in our forward-looking statements. You should carefully consider this risk when you make an investment decision concerning our securities. These and other risk factors are more fully discussed in the Company's filings with the SEC.
The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We will not publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise except to the extent required by law.
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